Exhibit 107

Calculation of Filing Fee Table

Form F-4

(Form Type)

JEPLAN Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, no par value per share (1)	Rule 457(f)(1)	17,340,000 (2)(3)	$10.91 (4)	$189,179,400.00	.00011020	$20,847.57

	Equity	Warrants, each Warrant exercisable for one Common Share at an exercise price of $11.50	Rule 457(g)	8,625,000 (3)(5)	N/A (6)	N/A (6)	N/A (6)	N/A (6)

	Equity	Common Shares issuable upon exercise of Warrants (1)	Rule 457(g), (i)	8,625,000 (3)(7)	$11.54 (8)	$99,532,500.00	.00011020	$10,968.48
	Equity	Common Shares, no par value per share (1)	Rule 457(f), (2)	30,000,000 (3)(9)	$0.11 (10)	$3,300,000.00	.00011020	$363.66
	Equity	Common Shares issuable upon exercise of Options (1)	Rule 457(f), (2)	356,922 (3)(11)	$0.11 (10)	$39,261.38	.00011020	$4.33

Carry Forward Securities

Carry Forward Securities	—	—	—	—	—	—	—	—

	Total Offering Amounts					$292,051,161.38		$32,184.04

	Total Fees Previously Paid							$0.00

	Total Fee Offsets							$0.00

	Net Fee Due							$32,184.04

(1)	These common shares of JEPLAN Holdings, Inc. (“PubCo”), the registrant (the “Common Shares”), will be represented by American depositary shares, each of which represents one Common Share (the “ADSs”). The ADSs issuable on deposit of the Common Shares registered hereby are being registered under a separate registration statement on Form F-6.

(2)	Represents the maximum number of Common Shares (which will be represented by ADSs) registered hereby to be issued in connection with the merger (“Merger”) as described in that certain Business Combination Agreement, dated June 16, 2023, by and among PubCo, AP Acquisition Corp (“APAC”), JEPLAN, Inc. (“JEPLAN”) and JEPLAN MS, Inc. (the “Business Combination Agreement”) and contemplated as part of the Business Combination (as defined in the Business Combination Agreement), in exchange for 17,340,000 Class A ordinary shares of APAC (“APAC Ordinary Shares”) outstanding immediately prior to the effective time of the merger as described in the Business Combination Agreement (the “Merger”).

(3)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

(4)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the APAC Ordinary Shares on the New York Stock Exchange (“NYSE”) on September 1, 2023 ($10.91 per share), in accordance with Rule 457(f)(1) (i.e., within five business days prior to the date of the filing of the registration statement on Form F-4).

(5)	Represents warrants to purchase Common Shares (the “Warrants”) to be issued in the Merger in exchange for 8,6250,000 warrants to acquire APAC Ordinary Shares issued in APAC’s initial public offering (the “APAC Public Warrants”).

(6)	The maximum number of Warrants and Common Shares issuable upon exercise of the APAC Public Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to such Warrants has been allocated to the Common Shares issuable upon exercise of the Warrants and included in the registration fee paid in respect of such Common Shares. No additional registration fee is payable pursuant to Rule 457(g).

(7)	Represents the estimated maximum number of Common Shares (that will be represented by ADSs) to be issued upon the exercise of the Warrants.

(8)	Calculated pursuant to Rule 457(g) and 457(i) under the Securities Act, based on a sum of (i) the exercise price of the Warrants, and (ii) the average of the high and low prices of the APAC Public Warrants on NYSE on September 1, 2023 ($0.04 per share).

(9)	Represents the maximum number of Common Shares to be issued in connection with the share exchange as described in the Business Combination Agreement (“Share Exchange”) and contemplated as part of the Business Combination, in exchange for 101,703 common shares of JEPLAN (“JEPLAN Common Shares”) expected to be outstanding immediately prior to the effective time of the Share Exchange.

(10)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f)(2) of the Securities Act based upon an amount equal to one-third of the par value (presumed) of the JEPLAN Common Shares (JPY 50.00 per share, which is equivalent to USD 0.34 based on the exchange rate as of September 1, 2023 reported by the U.S. Federal Reserve) to be exchanged in the Share Exchange. JEPLAN is a private company, no market exists for its securities and JEPLAN has an accumulated capital deficit.

(11)

Represents the maximum number of Common Shares issuable upon exercise of the options to purchase Common Shares to be issued in connection with the Share Exchange in exchange for the options to purchase 1,210 JEPLAN Common Shares expected to be outstanding immediately prior to the effective time of the Share Exchange.